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                                                                  Exhibit 10.168

                                                                   LESSEE'S COPY

                           LEASE INTENDED AS SECURITY

     LEASE INTENDED AS SECURITY ("Lease") dated as of December 3, 1999, between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company with its principal office at 2059 Northlake Parkway, Tucker, Georgia 30084 ("Lessor") and LAKES GAMING, INC., a Minnesota corporation, with its principal office at 130 Cheshire Boulevard, Minnetonka, Minnesota 55305 ("Lessee").

     Lessor agrees to acquire and lease and sell to Lessee and Lessee agrees to hire and purchase from Lessor certain personal property (the "Aircraft") described in the Appendix (the "Appendix") attached hereto and made a part hereof, on the terms and conditions set forth herein and in the Appendix.

Section 1. Procurement Delivery and Acceptance.

     1.1 On a date to be agreed upon by Lessor and Lessee (the "Delivery Date"), Lessor will purchase from and lease back to Lessee for an amount equal to the agreed upon value of the Aircraft, and Lessee will sell to and lease back from Lessor the Aircraft.

     1.2 The obligation of Lessor to make payments for the Aircraft is subject to the following conditions:

          (a) Lessee shall have delivered to Lessor not earlier than the tenth
(10th) and not later than the first (1st) Business Day (as defined in Paragraph F of the Appendix) prior to the proposed Delivery Date, an irrevocable notice (a "Delivery Date Notice") substantially in the form of Exhibit A, specifying (i) the proposed Delivery Date, (ii) a description of the Aircraft to be purchased on such Delivery Date and the location thereof, (iii) the aggregate Purchase Price of the Aircraft, and (iv) wire transfer instructions for the disbursement of funds;

          (b) Prior to the Completion Date, Lessor shall have received an Appraisal to its satisfaction opining:

               (i) as to the appraised value of the Aircraft on the Delivery Date, on the Completion Date and at the end of the applicable Base Term and all applicable Renewal Terms; and

               (ii) that the average remaining economic useful life of the Aircraft is not less than 6.75 years.

          (c) Lessee shall have accepted the Aircraft on its Delivery Date and executed and delivered to Lessor for the Aircraft accepted by Lessee, a Lease Schedule and Acceptance Certificate in the form of Exhibit B (a "Schedule") confirming the Delivery Date of the Aircraft and the acceptance of the Aircraft as of its Delivery Date. The Schedule to be executed and delivered by Lessee on the Delivery Date shall set forth:

               (i) in Annex I thereto, a description of and the initial Purchase Price for the Aircraft; and

               (ii) in Annex II thereto, the Applicable Percentage Amounts, a schedule of the installments of Fixed Rent, the Payment Dates therefor payable during the Base Term and during each Renewal Term, the Schedule Balance of such Schedule as of the Delivery Date (such Applicable Percentage, schedule of payments of Fixed Rents and Schedule Balance to be adjusted

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     by the Lessor on the Completion Date based upon the then Purchase Price using the same assumptions and methods of calculation as used in producing the original Applicable Percentage, schedule of payments of Fixed Rents and Schedule Balance, except for the changes in Purchase Price and any changes to appraised values and the remaining economic useful life of the Aircraft as determined by the Appraisal) therefor and as of each Payment Date in the Base Term and each Renewal Term, assuming in each case that all installments of Fixed Rent due and payable thereunder to and including such Payment date have been paid;

     Annex I and II to the Schedule shall be prepared by Lessor, and the items set forth by Lessor in such Schedule (including any adjustment thereto under clause (ii) above) shall be conclusive and binding upon Lessee for all purposes hereunder;

          (d) On or prior to the Delivery Date, Lessor shall have received from Lessee duly executed UCC financing statements, and such financing statements shall have been filed in all places deemed necessary or desirable by Lessor in order to perfect the security interest granted pursuant to the Lease with respect to the Aircraft and any related collateral being delivered on or after such Delivery Date;

          (e) There shall exist no Event of Default nor any event which, with notice or lapse of time or both, would become an Event of Default (a "Default");

          (f) On or before its Delivery Date, Lessor shall have received in form and substance satisfactory to it (i) a Bill of Sale on FAA Form AC 8050-2 (or other form approved by or acceptable to the FAA) covering the Aircraft, dated the Delivery Date, executed by Lessee and naming Lessor as buyer, (ii) a warranty Bill of Sale in the form of Exhibit C-1 with respect to the Aircraft, and an Assignment of Warranties in the form of Exhibit C-2, each dated the Delivery Date, and (iii) an application for Aircraft Registration on AC Form 8050-1, or such other form as may be approved by the FAA on the Delivery Date.

          (g) Lessor shall receive evidence, satisfactory to Lessor, that the Aircraft is free and clear of all claims, liens, security interests and encumbrances;

          (h) On or prior to the Delivery Date and any Advance, Lessee shall have paid to Lessor any Transaction Costs not previously paid;

          (i) Each of the representations and warranties made by Lessee hereunder shall be true on and as of the Delivery Date and the date of any Advance;

          (j) No material adverse change in Lessee's financial condition shall have occurred since the date hereof;

          (k) Resolution of any environmental issues;

     If any of the foregoing conditions is not met, Lessor shall have no obligation to either Lessee or any third party to make any payments for the Aircraft.

     Any attempted or purported sale of an Aircraft by Lessee to Lessor after its Delivery Date shall not be effective whether or not accepted by Lessor, and Lessor shall not incur any obligations with respect to the Aircraft, including the obligation to pay for the Aircraft.


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     1.3 Lessee represents, warrants and covenants with respect to the Aircraft that (a) the Seller has the right to sell the Aircraft (b) both the Aircraft and Lessee's rights, title and interest in the Aircraft are, or will be as of its Delivery Date, free from all claims, liens, security interests and encumbrances,
(c) Lessee will defend the sale against claims and demands of all persons and
(d) the Purchase Price of the Aircraft is equal to its fair market value at the time of the sale.

     1.4 As soon as possible, but no later than the Delivery Date, Lessee shall deliver or cause to be delivered to Lessor the following documents, in form and substance satisfactory to Lessor:

          (a) evidence of Lessee's authority to enter into and perform its obligations under this Lease;

          (b) a certificate as to the incumbency of the person or persons authorized to execute and deliver this Lease and any other agreements or documents required hereunder or thereunder, including specimen signatures of such persons;

          (c) certificates of insurance, including loss payable and other endorsements complying with, or other evidence acceptable to Lessor that Lessee has complied with, Section 7;

          (d) opinion of counsel to Lessee, substantially in the form of Exhibit D and the opinion of special aviation counsel to Lessor satisfactory to Lessor; and

          (e) any other documents specified in the Appendix and such other documents as Lessor may reasonably request.

Section 2. Term. Rent and Payment.

     2.1 The term of this Lease as to the Aircraft shall commence on its Delivery Date and continue as specified in the Appendix.

     2.2 Lessee shall pay to Lessor rent for the Aircraft in the amounts and at the times set forth in the Appendix.

     2.3 Rent and all other sums due Lessor hereunder shall be paid at the principal office of Lessor set forth above.

     2.4 This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of rent or any setoff against rent, whether arising by reason of any past, present or future claim of any nature by Lessee against Lessor or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessor or Lessee be otherwise affected by reason of (a) any defect in, damage to, loss of possession or use or destruction of the Aircraft, however caused, (b) the attachment of any lien, encumbrance, security interest or other right or claim of any third party to the Aircraft, (c) any prohibition or restriction of or interference with Lessee's use of the Aircraft by any person or entity, (d) the insolvency of or the commencement by or against Lessee of any bankruptcy, reorganization or similar proceeding, or (e) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all rent and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated pursuant to the express provisions of this Lease.


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     2.5 Payments shall be applied in the following order: (a) expenses, including allocated time charges of internal counsel for Lessor and any other attorneys' fees; (b) interest on late payments; and (c) rent and all other sums due hereunder. Payments shall be evidenced by entries in records maintained by Lessor which shall be presumptively correct.

Section 3. Disclaimer of Warranties.

     LESSEE ACKNOWLEDGES AND AGREES THAT (1) THE AIRCRAFT, INCLUDING EACH ENGINE IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE AND SUITABLE FOR ITS PURPOSES, (2) LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (3) THE AIRCRAFT, INCLUDING EACH ENGINE IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENT REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY LESSOR, AND (4) LESSOR LEASES THE AIRCRAFT INCLUDING, EACH ENGINE AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AND LESSOR EXPRESSLY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, AS TO (i) TITLE, AIRWORTHINESS, CONDITION, FITNESS FOR USE FOR A PARTICULAR PURPOSE, DESIGN, VALUE, OPERATION OR MERCHANTABILITY THEREOF, (ii) QUALITY OF MATERIAL OR WORKMANSHIP, ABSENCE OF LATENT OR OTHER DEFECTS WHETHER OR NOT DISCERNIBLE,
(iii) ABSENCE OF AN INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, (iv) ABSENCE OF ANY OBLIGATION BASED ON STRICT LIABILITY IN TORT, (v) LESSOR'S TITLE THERETO OR (vi) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. The provisions of this Section 3 have been negotiated by Lessor and Lessee and are intended to be a complete exclusion and negation of any representations or warranties of Lessor, express or implied, with respect to the Airframe and each Engine that may arise pursuant to any law now or hereafter in effect, or otherwise.

Section 4. Possession. Use and Maintenance.

     4.1 Lessee agrees not to maintain, repair, overhaul, use or operate the Airframe, any Engine or any Part in violation of any law, treaty or statute or any rule, regulation or order of any government or Government Body having jurisdiction (domestic or foreign) over Lessee or the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Airframe, any Engine or any Part issued by any such authority. If such laws, treaties, statutes, rules, regulations or orders require alteration of the Airframe, any Engine or any Part, Lessee will conform thereto or obtain conformance therewith at no expense to Lessor and will maintain the same in proper operating condition under such laws, treaties, statutes, rules, regulations and orders. Lessee also agrees not to fly the Aircraft, or suffer the Aircraft to be flown or the Airframe or any Engine to be located (i) in any area excluded from coverage by any insurance required by Section 7, (ii) in any country with which the United States does not maintain diplomatic relations, or
(iii) in any area of actual or threatened armed hostilities unless fully covered to Lessor's reasonable satisfaction by war risk insurance or unless the Aircraft is operated or used under contract with the Government of the United States under which contract that Government assumes liability and provides indemnity in an amount not less than the amount of insurance and providing coverage, supported by the full faith and credit of the United States, as full and complete as otherwise required by Section 7 for any damage, loss, destruction or failure to return possession thereof at the end of the term of such contract and for injury to Persons and damage to Property of others. The Aircraft shall at all times be and remain registered in accordance with the laws of the United States.


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     Lessee shall not sublease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine or any part thereof or any part of Lessee's rights hereunder to any Person without the prior written consent of Lessor except, if no Default or Event of Default exists, Lessee may, without the prior written consent of Lessor, deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work or for alterations or modifications in or additions to such Airframe or Engines, to the extent required or permitted by this Lease.

     4.2 During the Lease Term, and until purchase or sale of the Aircraft in compliance with this Lease, Lessee, at its own cost and expense, shall:

          (i) service, repair, maintain, test and overhaul each Item of Equipment so as to keep such Item of Equipment in good operating condition and, ordinary wear and tear excepted, in the same condition as when delivered to Lessee hereunder, and so as to comply with each of the following standards:

               (A) to establish and keep the Aircraft in compliance with (1) Lessee's FAA-approved maintenance program, which shall include a corrosion control program (the "Maintenance Program"'), that is, with respect to the Airframe, either a phased maintenance program (a "Phased Maintenance Program") or a periodic medium and heavy block-hour interval overhaul program (a "Block-Time Maintenance Program") and that provides for all FAA required inspection, servicing, overhaul and replacement of all Aircraft components; (2) all applicable airworthiness directives issued by the FAA; and (3) all manufacturer's mandatory service bulletins;

               (B) to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act; and

               (C) to keep the Aircraft maintained, serviced, repaired, tested or overhauled in at least the same manner and with the same care as used by Lessee with similar aircraft owned, leased by Lessee and maintained under the same approved maintenance program;

          (ii) not install replacement components with excessive wear or exchange components on or of the Aircraft for other aircraft components in Lessee's possession for use on aircraft that will remain in Lessee's possession after such return in order to reduce or avoid future maintenance requirements; and

          (iii) maintain in the English language all records, logs and other materials required by the FAA, and any other Government Body having jurisdiction over any Item of Equipment or Lessee, to be maintained in respect of each Item of Equipment so as to enable operation of the Aircraft under the laws of the United States, which records logs and materials will conform to good commercial practice for records regarding all maintenance carried out with respect to the Aircraft.

     Lessor agrees that, so long as no Default or Event of Default exists, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor, acting as agent or assignee of Lessor, for the use and benefit of Lessee, any and all vendor's, manufacturer's or subcontractor's warranties or servicing obligations, including any rights to instructions and data, in respect of the Aircraft and Lessor shall execute and deliver such further instruments as may be necessary to enable Lessee to obtain customary warranty service furnished for the Aircraft by such vendor, manufacturer or subcontractor. Lessor shall have no other obligation or duty with respect to any of such matters.


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     4.3 Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable standards of the FAA. In addition, Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business if such alterations, modifications or additions do not diminish the value, residual values, utility or useful life, of the Aircraft, or impair the condition or airworthiness thereof, below the value, residual values, utility, condition, airworthiness or useful life, thereof immediately before such alteration, modification or addition assuming the Airframe or such Engine was then of the value, residual values, utility, condition and airworthiness required to be maintained by the terms hereof. Title to all parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall, without further act, vest in Lessor and such parts shall become Parts and shall become subject to this Lease.

     4.4 Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine or Part or Records or title thereto or any interest therein except Permitted Encumbrances. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above arising at any time with respect to the Airframe or any Engine or Part.

     4.5 If Lessor supplies Lessee with labels, plates or other markings stating that the Aircraft is leased from Lessor, Lessee shall affix and keep the same on a prominent place on the Aircraft during the term of this Lease.

     4.6 Upon prior notice to Lessee, Lessor shall have the right at all reasonable times to inspect the Aircraft, observe its use and inspect records related thereto.

Section 5. General Tax Indemnity.

     5.1 Lessee shall pay or reimburse Lessor for, and indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording or registration fees), and all sales, use, gross receipts, property, occupational, value-added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever, together with any penalties, fines or additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions"), arising at any time before or during the term of this Lease, or upon any termination of this Lease or return of the Aircraft to Lessor, and levied or imposed on Lessor, directly or otherwise, by any federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority on or with respect to (a) the Aircraft, (b) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, transportation, return, sale, transfer of title or other disposition thereof, (c) the rents, receipts, or earnings arising from the Aircraft or (d) this Lease or any payment made hereunder, excluding, however, taxes measured by Lessor's net income imposed or levied by the United States or any state thereof but not excluding any such net income taxes that by the terms of the statute imposing such tax expressly relieve Lessee or Lessor from the payment of any Impositions Lessee would otherwise have been obligated to pay, reimburse or indemnify.

     5.2 Lessee shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 5.1), but Lessee shall have no obligation to pay any such Imposition while Lessee is contesting such Imposition in good faith and by appropriate legal proceedings and the nonpayment thereof does not, in the opinion of Lessor, adversely affect the title, property, use, disposition or other rights of Lessor with respect to the Aircraft. If any Impositions (except any Imposition excluded


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by Section 5.1) is charged or levied against Lessor directly and paid by Lessor,
Lessee shall reimburse Lessor on presentation of an invoice therefor.

     5.3 If Lessor is not entitled to a corresponding and equal deduction with respect to any Imposition Lessee is required to pay or reimburse under Section
5.1 or 5.2 and the payment or reimbursement constitutes income to Lessor, then Lessee shall also pay to Lessor the amount of any Imposition Lessor is obligated to pay in respect of (a) such payment or reimbursement by Lessee and (b) any payment by Lessee made pursuant to this Section 5.3.

     5.4 Lessee shall prepare and file, in a manner satisfactory to Lessor, any reports or returns required with respect to the Aircraft. Lessee shall furnish on Lessor's request reports or returns so filed.

Section 6. Risk of Loss, Casualty, Waiver and Indemnity.

     6.1 During the Lease Term, and until purchase or sale of the Aircraft in compliance with this Lease, Lessee shall bear the risk of damage, loss, theft or destruction, partial or complete, of the Aircraft including the Airframe, Engine and any Part from whatsoever source arising (whether or not any insurance proceeds are payable in respect of, or are sufficient to cover, such damage, loss, theft or destruction) and any and all replacements, repairs or substitutions thereof shall be at the cost and expense of Lessee and shall constitute accessions thereto and title thereto shall vest and remain in Lessor. Except as otherwise provided in Section 6.2, Lessee, at its own cost and expense, shall during the Lease Term promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Parts from the Aircraft, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. However, Lessee shall replace such Parts as promptly as practicable with replacement Parts. Any replacement Part shall be free and clear of ail Liens except Permitted Encumbrances and shall be in as good a condition as, and have a value and utility at least equal to, the
Part it replaces, assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof.

     All Parts at any time removed from the Airframe or any Engine shall remain subject to this Lease, no matter where located, until such Parts are replaced by Parts incorporated or installed in or attached to the Airframe or such Engine and that meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine or Propeller as above provided, without further act, (A) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder; (B) title to such replacement Part shall thereupon vest in Lessor; and (C) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

     6.2 If the Aircraft is worn out, lost, stolen, destroyed or irreparably damaged, from any cause whatsoever, or taken or requisitioned by condemnation or otherwise (any such occurrence being hereinafter called a "Casualty Occurrence") before or during the term of this Lease as to the Aircraft, Lessee shall give Lessor prompt notice thereof. On the first rent payment date after such Casualty Occurrence or, if there is no such rent payment date, 30 days after the Casualty Occurrence, Lessee shall pay to Lessor, in addition to any amounts then due and owing, an amount equal to the Lease Balance (as hereinafter defined) for the Aircraft plus any termination charges and interest on late payments required under the Appendix ("Other Charges").


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          "Lease Balance" shall mean, as of any determination date, the aggregate Purchase Price of the Aircraft, minus all amounts of Fixed Rent (as defined in Paragraph F of the Appendix) actually paid to the date of determination.

     Upon the making of such payment by Lessee in respect of the Aircraft, the rent for the Aircraft shall cease to accrue, the term of this Lease as to the Aircraft shall terminate and Lessee shall be entitled to possession of the Aircraft. If Lessor receives the Lease Balance and Other Charges for the Aircraft, Lessee shall be entitled to the proceeds of any recovery in respect of the Aircraft, from insurance or otherwise, and Lessor, subject to the rights of any insurer insuring the Aircraft as provided herein, shall execute and deliver, to Lessee, or to its assignee or nominee, a bill of sale (without representations or warranties except that the Aircraft is free and clear of all claims, liens, security interests and other encumbrances by or in favor of any person claiming by, through or under Lessor) for the Aircraft, and such other documents as may be required to release the Aircraft from this Lease and to transfer title thereto to Lessee or such assignee or nominee, in such form as may reasonably be requested by Lessee, all at Lessee's expense. Except as provided in this Section 6.2, Lessee shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty Occurrence to the Aircraft before or during the term of this Lease with respect to the Aircraft.

     6.3 Upon a Casualty Occurrence with respect to an Engine, whether or not then installed on the Airframe, provided such occurrence does not or is not deemed to constitute or happen in connection with a Casualty Occurrence with respect to the Aircraft described in Section 6.2, Lessee shall give Lessor prompt written notice thereof and shall promptly (but in no event later than 30 days after such Casualty Occurrence), duly convey to Lessor, as replacement for the Engine with respect to which such Casualty Occurrence occurred, good and marketable title to another engine of the same manufacturer and of the same or an improved model and suitable for installation and use on the Airframe, as the case may be, and either then owned by Lessee or acquired by Lessee for such replacement, free and clear of all Liens except Permitted Encumbrances, and having a value and utility at least equal to, and being in as good a condition as, the Engine with respect to which such Casualty Occurrence occurred (assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately before such Casualty Occurrence), and in such case, Lessee at its own expense, will promptly (i) furnish Lessor, with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to such Replacement Engine and assigning to Lessor the benefit of such standard manufacturer's and vendor's warranties as are then available and assignable to Lessor with respect to such Replacement Engine, (ii) cause a supplement hereto, in form and substance satisfactory to Lessor subjecting such Replacement Engine to the terms of this Lease, to be duly executed by Lessee and recorded as may be necessary or as Lessor may request pursuant to the Federal Aviation Act, (iii) furnish Lessor with such evidence of Lessee's good and marketable title to such Replacement Engine and of compliance with the insurance provisions of Section 7 with respect to such Replacement Engine as may be necessary or as Lessor may reasonably request, (iv) furnish Lessor with an opinion of Lessee's counsel to the effect that the instruments transferring title to the Replacement Engine have been duly authorized and delivered, the Replacement Engine is free and clear of all Liens other than Permitted Encumbrances and has been validly subjected to the Lease, the instruments subjecting such Replacement Engine to the Lease have been duly filed for recordation pursuant to the Federal Aviation Act, and no further action filing or recording is necessary or advisable in order to establish the interest of Lessor in such Replacement Engine, and (v) take such other action and provide such further assurances as may be necessary or as Lessor may reasonably request with respect to such Replacement Engine in order that such Replacement Engine is duly and properly subjected to the Lease. Upon full compliance by Lessee with this Section 6.3, Lessor will transfer to Lessee all Lessor's right, title and interest, as-is, where-is, without recourse or warranty, express or implied, in and to the Engine with respect to which such Casualty Occurrence occurred.


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     6.4 Lessee waives and releases any claim now or hereafter existing against
Lessor, any company controlled by, controlling, or under common control with Lessor and all of their directors, officers, employees, agents, attorneys, successors and assigns (each, an "Indemnified Person") on account of, and shall indemnify, reimburse and hold each Indemnified Person harmless from, any and all claims (including, but not limited to, claims based on or relating to copyright, trademark or patent infringement, environmental liability, negligence, strict liability in tort, statutory liability or violation of laws), losses, damages, obligations, penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including reasonable attorneys' fees, including reasonable allocated time charges of internal counsel, in each case imposed on, incurred by or asserted against the Indemnified Person in any way relating to or arising in any manner out of (a) the registration, purchase, taking or foreclosure of a security interest in, or the ownership, delivery, condition, lease, assignment, storage, transportation, possession, use, operation, return, repossession, sale or other disposition of, the Aircraft, before or during the term of this Lease as to the Aircraft, (b) any alleged or actual defect in the Aircraft (whether arising from the material or any article used therein, the design, testing, use, maintenance, service, repair or overhaul thereof or otherwise) regardless of when such defect is discovered or alleged, whether or not the Aircraft is in Lessee's possession and no matter where it is located or (c) this Lease or any other related document, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby.

Section 7. Insurance.

     Lessee, at its own cost and expense, shall keep the Aircraft insured against all risks, in no event for less than the Lease Balance (as such term is defined in Section 6.2) with respect to the Aircraft, and shall maintain public liability insurance against such risks and for such amounts as Lessor may require. All such insurance shall be in such form and with such companies as Lessor shall approve, shall specify Lessor as additional insured and Lessee as insured and shall provide that such insurance may not be canceled as to Lessor or altered in any way that would affect the interest of Lessor without at least 30 days prior written notice to Lessor (10 days in the case of nonpayment of premium). All insurance shall be primary, without right of contribution from any other insurance carried by Lessor and shall not be invalidated by the action or inaction of Lessee or any other person. All insurance shall contain a "breach of warranty" provision satisfactory to Lessor, and shall provide that all amounts payable by reason of loss or damage to the Aircraft shall be payable solely to Lessor.

Section 8. Default.

     8.1 The following shall constitute events of default ("Events of Default") hereunder:

          (a)  Lessee fails to make any payments to Lessor when due hereunder;

          (b) Any representation or warranty of Lessee contained herein or in any document furnished to Lessor in connection herewith is incorrect or misleading in any material respect when made;

          (c) Lessee fails to observe or perform any other covenant, agreement or warranty made by Lessee hereunder and such failure continues for 10 days after written notice thereof to Lessee;

          (d) Any default occurs under any other agreement for borrowing money or receiving credit in excess of $1,000,000 under which Lessee may be obligated as borrower, if such default consists of the failure to pay any indebtedness when due or if such default gives the holder of the indebtedness the right to accelerate the indebtedness;

          (e) Lessee makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

          (f) Any involuntary petition is filed under any bankruptcy statute against Lessee or any receiver, trustee, custodian or similar official is appointed to take possession of the properties of Lessee, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of the filing or appointment;

          (g) Lessee liquidates, dissolves, or enters into any partnership, joint venture, (other than in its ordinary course of business) consolidation, merger, or other combination, or sells, leases or dispose of a substantial portion of its business or assets; or

     8.2 If any Event of Default occurs, Lessor, at its option, may:

          (a) proceed by appropriate court action or actions either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or

          (b) by notice in writing to Lessee terminate this Lease, whereupon Lessee shall remain liable as hereinafter provided, and Lessor may, at its option, do any one or more of the following: (i) declare the Lease Balance and all Other Charges immediately due and payable and recover any damages and expenses in addition thereto Lessor sustains by reason of the breach of any covenant, representation or warranty contained in this Lease other than for the payment of rent; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any of the Aircraft may be and take possession of all or any of the Aircraft; and (iv) require Lessee to return the Aircraft as provided in Section 9.

     8.3 Lessor shall have any and all rights given to a secured party by law, and may, but is not required to, sell the Aircraft in one or more sales. Lessor may purchase at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of the Aircraft, or at public or private auction, are all commercially reasonable. The proceeds of such sale shall be applied in the following order: First, to the reasonable expenses of retaking, holding, preparing for sale and selling, including the allocated time charges, costs and expenses of internal counsel of or for Lessor and any other attorneys' fees and expenses incurred by Lessor; Second, to the amounts, except those specified below, which under the terms of this Lease are due or have accrued; Third, to Other Charges; and Fourth, to the Lease Balance. Any surplus shall be paid to the person or persons entitled thereto. If there is a deficiency, Lessee will promptly pay the same to Lessor.

     8.4 Lessee agrees to pay all allocated time charges, costs and expenses of internal counsel for Lessor and any other attorneys' fees, expenses or out-of-pocket costs incurred by Lessor in enforcing this Lease.

     8.5 The remedies hereunder provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity.

     8.6 If Lessee fails to perform any of its agreements contained herein, Lessor may perform such agreement, and Lessee shall pay the expenses incurred by Lessor in connection with such performance, upon demand.

Section 9. Return of Aircraft.

     If Lessor rightfully demands possession of the Aircraft pursuant to this Lease or otherwise, Lessee, at its expense, shall forthwith deliver possession of the Aircraft to Lessor, at the option of Lessor (a) by delivering the Aircraft, appropriately protected and in the condition required by Section 4, to Lessor at such place as may be specified by Lessor.

     Upon return of the Aircraft to Lessor or any purchaser

     a) The Airframe will have completed the next scheduled heaviest maintenance inspection within 25 hours of return;

     b) All airworthiness directives will be terminated where possible, and all service bulletins complied with, in each case applicable to the Airframe, any Engine any Part or the related records;

     c) All aspects of the applicable corrosion control program will be complete to date;

     d) All landing gear will have been overhauled within three months prior to return;

     e) All hard time components will have been overhauled or refurbished within 25 hours of return; and

     f) The Engines shall not have been used more than 25 hours or cycles since a complete overhaul or refurbishment.

Section 10. Assignment.

     Lessor may at any time assign or transfer all or any of the right, title or interest of Lessor in and to this Lease, and the rights, benefits and advantages of Lessor hereunder, including the rights to receive payment of rent or any other payment hereunder, Lessor's title to the Aircraft and any and all obligations of Lessor in connection herewith. Lessor may disclose to any potential or actual assignee or transferee any information in the possession of Lessor or any Affiliate relating to Lessee or this Lease. Any such assignment or transfer shall be subject and subordinate to this Lease and the rights and interests of Lessee hereunder. No assignment of this Lease or any right or obligation hereunder may be made by Lessee or any assignee of Lessee without the prior written consent of Lessor.

Section 11. Ownership, Security Interest and Further Assurances.

     Unless assigned by Lessor, or applicable law otherwise provides, title to and ownership of the Aircraft shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of its obligations hereunder. Lessee hereby grants to Lessor a continuing security interest in the Aircraft to secure the payment of all sums due hereunder. Lessee confirms there is no pending litigation, tax claim, proceeding or dispute that may adversely affect its financial condition or impair its ability to perform its obligations hereunder. Lessee will, at its expense, maintain its legal existence in good standing and do any further act and execute, acknowledge, deliver, file, register and record any further documents Lessor may reasonably request in order to protect Lessor's title to and security interest in the Aircraft and Lessor's rights and benefits under this Lease.

Section 12. Late Payments.

     Lessee shall pay to Lessor, on demand, interest at the rate set forth in the Appendix on the amount of any payment not made when due hereunder from the date due until payment is made.

Section 13. Effect of Waiver.

     No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default of Lessee hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor of any breach or default under this Lease must be in writing specifically set forth.

Section 14. Survival of Covenants.

     All obligations of Lessee under Sections 1, 2, 4, 5, 6, 7, 8, 9, 12 and the Appendix shall survive the expiration or termination of this Lease to the extent required for their full observance and performance.

Section 15. Applicable Law.

     This Lease shall be governed by and construed under the laws of Georgia, to the jurisdiction of which, and of federal courts in Georgia, the parties hereto submit.

Section 16. Financial Information.

     Lessee shall

          (a) keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Lessor its annual audited financial statements, including without limitation Lessee's SEC form 10-K. within 30 days of filing, and such other financial statements and information as Lessor may reasonably request;

          (b) as soon as available but not later than 60 days after the end of each of the first 3 fiscal quarters of the Lessee the unaudited consolidated balance sheet of Lessee and its subsidiaries as at the end of such fiscal quarter, and the unaudited consolidated statement of income and retained earnings and of changes in cash flow of Lessee and its subsidiaries for such fiscal quarter and that portion of the fiscal year ending with such quarter, certified by a responsible officer of Lessee as being prepared in accordance with generally accepted accounting principles and complete and correct and fairly presenting the financial condition and results of operations of Lessee and its subsidiaries;

          (c) as soon as available but no later than 120 days after the end of each of its fiscal years, a complete copy of an audit report of Lessee and its subsidiaries which shall include at least the consolidated balance sheet of Lessee and its subsidiaries as of the close of such year, and the consolidated statement of income and retained earnings and of changes in cash flows of Lessee for such year, prepared in accordance with generally accepted accounting principles and fairly presenting the Lessee's financial position and results of operations, certified by Deloitte-Touche, or other independent public accounting firm of recognized national standing selected by Lessee and satisfactory to Lessor. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of Lessee's records.

Credit information relating to Lessee may be disseminated among Lessor and any of its affiliates and any of their respective successors and assigns.

Section 17. Notices.

     All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, when received by facsimile or when deposited in the mail, first class postage prepaid, or delivered to a telegraph office, charges prepaid, addressed to each party at the address set forth below the signature of such party on the signature page, or at such other address as may hereafter be furnished in writing by either party to the other.

Section 18. Counterparts.

     Two counterparts of this Lease have been executed by the parties hereto. One counterpart has been prominently marked "Lessor's Copy". One counterpart has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

Section 19. Transaction Costs.

     Lessee agrees to reimburse any legal expenses of Lessor (including allocated time charges of internal counsel for Lessor and other attorneys fees) and any out-of-pocket costs incurred in connection with the preparation and negotiation of lease documents (whether or not a lease is ever executed by Lessee) and any documents required in connection therewith.

Section 20. Effect and Modification of Lease.

     This Lease exclusively and completely states the rights of Lessor and Lessee with respect to the leasing of the Aircraft and supersedes all prior agreements, oral or written, with respect thereto. No variation or modification of this Lease shall be valid unless in writing.

Section 21, Truth in Leasing.

     THE AIRCRAFT, AS EQUIPMENT BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS ("FARS") UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FEDERAL AVIATION ADMINISTRATION. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. UPON EXECUTION OF THIS AGREEMENT, AND DURING THE TERM HEREOF, LESSEE CERTIFIES THAT LESSEE SHALL BE REPSONSIBLE FOR THE OPERATIONAL CONTROL OF

THE AIRCRAFT UNDER THIS AGREEMENT. LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS. THE PARTIES HERETO ACKNOWLEDGE THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS MAY BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

     The parties hereto have executed this Lease as of the day and year first above written.

BANC OF AMERICA LEASING & CAPITAL, LLC   LAKES GAMING, INC.


By /s/ JERRY D. HOLMES                   By /s/ TIMOTHY COPE
   -----------------------------------      ------------------------------------
Title Vice President                     Title  CFO
                                               ---------------------------------


By  JERRY D. HOLMES                      By  TIMOTHY COPE
   -----------------------------------      ------------------------------------
Title  VICE PRESIDENT                    Title  CFO
      --------------------------------         ---------------------------------

Address: 555 California Street
         4th Floor
         San Francisco, CA 94104
         Attn: Contract Administration #15811
         Fax: (415)765-7373

                                                                     FEB 18 2000

================================================================================

                  FIRST AMENDMENT TO LEASE INTENDED AS SECURITY

                             dated February 11, 2000

                                     between

                      BANG AMERICA LEASING & CAPITAL, LLC,
                                    as Lessor

                                       and

                               LAKES GAMING, INC.,
                                    as Lessee

================================================================================

                  FIRST AMENDMENT TO LEASE INTENDED AS SECURITY

     THIS FIRST AMENDMENT TO LEASE INTENDED AS SECURITY, dated February 11, 2000 (this "Amendment") between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company ("Lessor"), and LAKES GAMING, INC., a Minnesota corporation ("Lessee"), amends that certain Lease Intended as Security dated as of December 3, 1999 (the "Lease") as supplemented by Lease Schedule and Acceptance Certificate dated as of December 3, 1999 ("Lease Schedule"; the Lease, as supplemented by Lease Schedule, being referred to herein as the "Lease"), in each case between the Lessor and the Lessee.

                                   WITNESSETH:

     WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Lease as amended hereby;

     WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft;

     WHEREAS, a counterpart of the Lease to which was attached and made a part thereof a counterpart of Lease Schedule, was recorded with the Federal Aviation Administration on December 6, 1999 under conveyance number 2A279206;

     WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendment to Paragraph F of the Appendix to Lease Intended as Security.

     1.1 Amendment to Clause 1. Clause 1 of Paragraph F of the Appendix to Lease Intended as Security is hereby amended to be read in its entirety as follows:

     "1. Interim Rent. On each Payment Date during the Interim Term, Lessee shall pay to Lessor arrears rent for the Aircraft (the "Interim Rent") in an amount equal to the sum of (i) an amount equal to interest accrued at the Interest Rate on the portion of the Lease Balance outstanding on the first day of the Rent Period for which Interim Rent is being paid, plus
     (ii) an amount equal to interest accrued at the Interest Rate on the portion of the Lease Balance advanced after the first day of the Rent Period specified in the preceding clause (i)."

     1.2 Amendment to Certain Definitions. The definitions of "LIBO Rate" and "Rent Period" appearing in Clause 3 of Paragraph F of the Appendix to Lease Intended as Security are hereby amended to be read in their entirety as follows:

          "LIBO Rate" shall mean, relative to any Rent Period with respect to the Lease Balance (or, during the Interim Term, the portion of the Lease Balance to which such Rent Period applies) and each Schedule Balance, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered by Bank of America, National Association's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an amount approximately equal to the amount of the Lease Balance (or, during the Interim Term, the portion of the Lease Balance to which such Rent Period applies) and for a period equal to one month.

          "Rent Period" shall mean, (i) for the Interim Term and with respect to that portion of the Lease Balance advanced at the commencement of the Interim Term or on or prior to the first day of such Rent Period, the period beginning on the first day of the Interim Term and ending on (but excluding) the date which numerically corresponds to such date one month thereafter and each consecutive one-month period thereafter, with each such successive period ending on the date which numerically corresponds to the date on which such period commenced or, if earlier, the Base Date, (ii) for the Interim Term and with respect to that portion of the Lease Balance advanced after the first day of a Rent Period specified in clause (i) hereof, the period beginning on the date of such advance and ending on (but excluding) the last day of such Rent Period, (iii) for the Base Term and any Renewal Term the period beginning on the first day of such Base Term and ending on (but excluding) the date which numerically corresponds to such date one month thereafter and each consecutive one-month period thereafter, with each such period ending on the date which numerically corresponds to the date on which such period commenced; provided, however, that (a) if such Rent Period would otherwise end on a day which is not a Business Day, then such Rent period shall end on the next following Business Day, unless (solely for purposes of determining Rent periods in connection with calculating Variable Rent on a LIBO Rate basis) such next following Business Day is the first Business Day of a calendar month, in which case such Rent period shall end on the Business Day immediately preceding such numerically corresponding day, and (b) no Rent Period may end later than the last day of the Lease Term.

     SECTION 2. Miscellaneous.

     2.1 Continued Effectiveness of Lease. Except as modified hereby, all of the terms and conditions of the Lease shall remain in full force and effect.

     2.2 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

     2.3 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                        LESSOR:

                                        BANC OF AMERICA LEASING & CAPITAL, LLC


                                        By: /s/ Albert Z. Norona
                                            ------------------------------------
                                        Name: Albert Z. Norona
                                        Title: Vice President


                                        LESSEE:

                                        LAKES GAMING, INC.


                                        By: /s/ Timothy Cope
                                            ------------------------------------
                                        Name: Timothy Cope
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------

================================================================================

                 SECOND AMENDMENT TO LEASE INTENDED AS SECURITY

                               dated May 12, 2000

                                     between

                      BANC AMERICA LEASING & CAPITAL, LLC,
                                    as Lessor

                                       and

                               LAKES GAMING, INC.,
                                    as Lessee

================================================================================

                 SECOND AMENDMENT TO LEASE INTENDED AS SECURITY

     THIS SECOND AMENDMENT TO LEASE INTENDED AS SECURITY, dated May 12, 2000 (this "Amendment") between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company ("Lessor"), and LAKES GAMING, INC., a Minnesota corporation ("Lessee"), amends that certain Lease Intended as Security dated as of December 3, 1999 (as amended through the date hereof, the "Lease") as supplemented by Lease Schedule and Acceptance Certificate dated as of December 3, 1999 ("Lease Schedule"; the Lease, as supplemented by Lease Schedule, being referred to herein as the "Lease"), in each case between the Lessor and the Lessee.

                                   WITNESSETH:

     WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Lease as amended hereby;

     WHEREAS, pursuant to the Lease, Lessee has leased from Lessor the Aircraft;

     WHEREAS, a counterpart of the Lease to which was attached and made a part thereof a counterpart of Lease Schedule, was recorded with the Federal Aviation Administration on December 6, 1999 under conveyance number 2A279206; and

     WHEREAS, Lessor and Lessee desire to amend the Lease to in certain respects.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1 Amendment to Paragraph B of the Appendix to Lease Intended as Security.

     1.1 Amendment to Paragraph B of the Appendix to Lease Intended as Security. Paragraph B of the Appendix to Lease Intended as Security is hereby amended by inserting the following sentence at the end thereof:

     The Purchase Price with respect to the Aircraft is set forth on Annex II to the Schedule."

     SECTION 2. Amendment to Annex II to Lease Schedule and Acceptance Certificate.

     2.1 Amendment to Annex II to Lease Schedule and Acceptance Certificate. Annex II to Lease Schedule and Acceptance Certificate is hereby deleted in its entirety and replaced with the Annex II to Lease Schedule and Acceptance Certificate attached to this Amendment.

     SECTION 3. Miscellaneous.

     3.1 Continued Effectiveness of Lease. Except as modified hereby, all of the terms and conditions of the Lease shall remain in full force and effect.

     3.2 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

     3.3 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                        LESSOR:

                                        BANC OF AMERICA LEASING & CAPITAL, LLC


                                        By: /s/ Albert Z. Norona
                                            ------------------------------------
                                        Name: Albert Z. Norona
                                        Title: Vice President


                                        LESSEE:

                                        LAKES GAMING, INC.


                                        By: /s/ Timothy J. Cope
                                            ------------------------------------
                                        Name: Timothy J. Cope
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------

                                                                        ANNEX II
                                                                              TO
                                                   LEASE SCHEDULE AND ACCEPTANCE
                                                                     CERTIFICATE

Delivery Date:  December 3, 1999
Purchase Price: $8,500,000
Base Date:      May 1, 2000

     "Applicable Percentage" shall mean, with respect to the end of the Base Term and each Renewal Term, the percentage set forth below opposite each such date:

End of                Applicable Percentage
------                ---------------------
Base Term                     76.26%
First Renewal Term            75.47%
Second Renewal Term           73.91%

     The percentage used to calculate the Recourse Deficiency Amount with respect to the Aircraft described in this Schedule shall be 16.33%.

     Fixed Rent Payments & Schedule Balance:

       Payment   Fixed Rent          (A)
Year    Number    Principal   Schedule Balance
----   -------   ----------   ----------------
  1        1      15,499.18
           2      15,604.87
           3      15,711.28
           4      15,818.41
           5      15,926.27
           6      16,034.87
           7      16,144.20
           8      16,254.29
           9      16,365.12
          10      16,476.71
          11      16,589.06
          12      16,702.18
  2       13      16,816.07

       Payment   Fixed Rent          (A)
Year    Number    Principal   Schedule Balance
----   -------   ----------   ----------------
          14      16,930.73
          15      17,046.18
          16      17,162.41
          17      17,279.44
          18      17,397.26
          19      17,515.89
          20      17,635.32
          21      17,755.58
          22      17,876.65
          23      17,998.54
          24      18,121.27
  3       25      18,244.83
          26      18,369.24
          27      18,494.50
          28      18,620.61
          29      18,747.58
          30      18,875.41
          31      19,004.12
          32      19,133.70
          33      19,264.17
          34      19,395.53
          35      19,527.78
          36      19,660.93     7,870,000.00
  4       37      13,643.20
          38      13,736.23
          39      13,829.89
          40      13,924.19
          41      14,019.14
          42      14,114.73
          43      14,210.98
          44      14,307.88
          45      14,405.44
          46      14,503.67
          47      14,602.56
          48      14,702.14     7,700,000.00
  5       49      12,840.66
          50      12,928.21
          51      13,016.37
          52      13,105.12
          53      13,194.48
          54      13,284.45

       Payment   Fixed Rent          (A)
Year    Number    Principal   Schedule Balance
----   -------   ----------   ----------------
          55      13,375.04
          56      13,466.24
          57      13,558.06
          58      13,650.51
          59      13,743.59
          60      13,837.30    7,540,000.00

                  THIRD AMENDMENT TO LEASE INTENDED AS SECURITY

     THIS THIRD AMENDMENT TO LEASE INTENDED AS SECURITY, dated May 1, 2005 (this "Amendment") Between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company ("Lessor") and LAKES ENTERTAINMENT, INC. a Minnesota corporation ("Lessee"), amends that certain Lease Intended as Security dated as of December 3, 1999 (as amended through the date hereof, the "Lease") as supplemented by Lease Schedule and Acceptance Certificate dated as of December 3, 1999 ("Lease Schedule"; the lease, as supplemented by Lease Schedule, being referred to herein as the "Lease"), in each case between the Lessor and the Lessee.

                                   WITNESSETH:

     WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Lease as amended hereby;

     WHEREAS, pursuant to the Lease, Lessee has leased from the Lessor the Aircraft;

     WHEREAS, a counterpart of the Lease to which was attached and made a part thereof a counterpart of lease Schedule, was recorded with the Federal Aviation Administration on December 6, 1999 under conveyance number 2A279206; and

     WHEREAS, Lessor and Lessee desire to amend the Lease in certain respects.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to the Appendix to Lease Intended as Security.

     1.1 Paragraph B is hereby deleted in its entirety and replaced with the following:

          "Purchase Price" with respect to the Aircraft shall mean the amount set forth in Annex II to Lease Schedule and Acceptance Certificate."

     1.2 The first four sentences of Paragraph C shall be deleted in their entirety and replaced with the following:

          The Lease Term for the Aircraft shall consist of a Base Term and any applicable Renewal Terms. The "Base Date" shall be the date set forth in Annex II to Lease Schedule and Acceptance Certificate. The Base Term for the Aircraft shall commence on its Base Date and continue for one (1) year."

     1.3 Subparagraphs 1, 2 and 3 of Paragraph D are hereby deleted in their entirety and replaced with the following:

          "The Lessor agrees to make an advance ("Advance") to the Lessee on the Base Date in the amount of the Purchase Price."

     1.4 Paragraph F is hereby amended as follows:

          (a) All references and definitions pertaining to Interim Rent and all other defined terms and definitions relating to Interim Rent are deleted in their entirety.

          (b) The definition of "Interest Rate" set forth in Paragraph F of the Appendix to Lease Intended as Security is hereby deleted in its entirety and replaced with the following:

          "Interest Rate shall mean, with respect to any Rent Period, the rate per annum equal to the sum of (i) the LIBO Rate for such Rent Period, plus (ii) 2.25%.

SECTION 2. Amendment to Lease Intended as Security

     2.1 Section 2.5 shall be deleted in its entirety and replaced with the following:

          "Payments shall be applied in the following order: (a) expenses and attorneys fees except those attorneys fees associated with the negotiation and execution of the Third Amendment to Lease Intended as Security; (b) interest on late payments; and (c) rent and all other items due hereunder. Payments shall be evidenced by entries in records made by Lessor."

SECTION 3. Amendment to Lease Schedule and Acceptance Certificate.

     3.1 The first two sentences of Paragraph 2 are hereby deleted in their entirety and replaced with the following:

     "The Lease Term of this Schedule shall commence on the Base Date set forth in Annex II. The Applicable Percentage and the Lease Balance as to each Payment Date are set forth, respectively, in Annex II (as the same may be adjusted pursuant to Section 1.2(c)(ii) of the Lease)."

     3.2 The reference to Interim Rent in the first sentence of Paragraph 3 is deleted in its entirety.

SECTION 4. Amendment to Annex II to Lease Schedule and Acceptance Certificate.

     4.1 Annex II to Lease Schedule and Acceptance Certificate is hereby deleted in its entirety and replaced with the Annex II to Lease Schedule and Acceptance Certificate attached is the Amendment.

SECTION 5. Miscellaneous

     5.1 Continued Effectiveness of Lease. Except as modified hereby, all of the terms and conditions of the Lease shall remain in full force and effect.

     5.2 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

     5.3 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                        LESSOR:

                                        BANC OF AMERICA LEASING & CAPITAL LLC


                                        By: /s/ ALBERT Z. NORONA
                                            ------------------------------------
                                        Name: ALBERT Z. NORONA
                                              ----------------------------------
                                        Title: VICE PRESIDENT
                                               ---------------------------------


                                        LESSEE:

                                        LAKES ENTERTAINMENT, INC.


                                        By: /s/ TIMOTHY J. COPE
                                            ------------------------------------
                                        Name: TIMOTHY J. COPE
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------

                                                                        ANNEX II
                                                                              TO
                                                   LEASE SCHEDULE AND ACCEPTANCE
                                                                     CERTIFICATE

     Purchase Price: $6,105,000.00

     Base Date:      May 1, 2005

          "Applicable Percentage" shall mean, with respect to the end of the Base Term and each Renewal Term, the percentage set forth below opposite each such date:

      End of          Applicable Percentage   Recourse Deficiency Amount
      ------          ---------------------   --------------------------
Base Term                    81.03%                     13.97%
First Renewal Term           76.73%                     13.27%
Second Renewal Term          72.43%                     12.57%

          The percentage used to calculate the Recourse Deficiency Amount with respect to the Aircraft described in this Schedule shall mean the percentages set forth above.

     Fixed Rent Payments & Schedule Balance:

       Payment    Payment    Fixed Rent     Schedule
Year    Number      Date      Principal      Balance
----   -------   ---------   ----------   ------------
  1       1      6/1/2005     24,793.47   6,080,206.53
          2      7/1/2005     24,908.76   6,055,297.76
          3      8/1/2005     25,024.59   6,030,273.17
          4      9/1/2005     25,140.95   6,005,132.21
          5      10/1/2005    25,257.86   5,979,874.35
          6      11/1/2005    25,375.30   5,954,499.04
          7      12/1/2005    25,493.30   5,929,005.74
          8      1/1/2006     25,611.84   5,903,393.89
          9      2/1/2006     25,730.94   5,877,662.95
         10      3/1/2006     25,850.59   5,851,812.35
         11      4/1/2006     25,970.79   5,825,841.56
         12      5/1/2006     26,091.56   5,799,749.99
  2      13      6/1/2006     24,793.47   5,774,956.52

         14      7/1/2006     24,908.76   5,750,047.76
         15      8/1/2006     25,024.59   5,725,023.16
         16      9/1/2006     25,140.95   5,699,882.21
         17      10/1/2006    25.257.86   5,674,624.35
         18      11/1/2006    25,375.31   5,649,249.04
         19      12/1/2006    25,493.30   5,623,755.74
         20      1/1/2007     25,611.85   5,598,143.88
         21      2/1/2007     25,730.94   5,572,412.94
         22      3/1/2007     25,850.59   5,546,562.35
         23      4/1/2007     25,970.80   5,520,591.55
         24      5/1/2007     26,091.56   5,494,499.98
  3      25      6/1/2007     24,793.48   5,469,706.50
         26      7/1/2007     24,908.76   5,444,797.74
         27      8/1/2007     25,024.59   5,419,773.15
         28      9/1/2007     25,140.95   5,394,632.20
         29      10/1/2007    25,257.86   5,369,374.34
         30      11/1/2007    25,375.31   5,343,999.03
         31      12/1/2007    25,493.30   5,318,505.74
         32      1/1/2008     25,611.85   5,292,893.89
         33      2/1/2008     25,730.94   5,267,162.95
         34      3/1/2008     25,850.59   5,241,312.36
         35      4/1/2008     25,970.80   5,215,341.56
         36      5/1/2008     26,091.56   5,189,250.00